Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203098) pertaining to the 2014 Long-Term Incentive Plan of State National Companies, Inc. of our report dated March 14, 2017, with respect to the consolidated financial statements and schedules of State National Companies, Inc. included in this Annual Report (Form 10-K) of State National Companies, Inc. for the year ended December 31, 2016.

/s/ Ernst and Young LLP

Dallas, Texas
March 14, 2017